UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12
Cadence Bancorporation

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This Schedule 14A contains the following document relating to the proposed merger of Cadence Bancorporation, a Delaware corporation, the parent company of Cadence Bank, N.A. (together, “Cadence”) and BancorpSouth Bank (“BancorpSouth”), pursuant to the Agreement and Plan of Merger, dated April 12, 2021, by and between Cadence Bancorporation and BancorpSouth: Transcript from a video by James D. Rollins III, Chairman and Chief Executive Officer of BancorpSouth Bank and Paul B. Murphy, Jr., Chairman and Chief Executive Officer of Cadence Bancorporation: Transcript from a video by James D. Rollins III, Chairman and Chief Executive Officer of BancorpSouth Bank and Paul B. Murphy, Jr., Chairman and Chief Executive Officer of Cadence Bancorporation.

Transcript from a video by James D. Rollins III, Chairman and Chief Executive Officer of BancorpSouth Bank and Paul B. Murphy, Jr., Chairman and Chief Executive Officer of Cadence Bancorporation

Mr. James D. Rollins, III:	I’m Dan Rollins. I’m chairman and CEO of BancorpSouth.

Mr. Paul B. Murphy, Jr.:	And I’m Paul Murphy. I’m chairman and CEO of Cadence Bancorporation.

Mr. James D. Rollins, III:
We’re here together today because we’re really excited about the combination of our two companies. I know there’s a lot of questions that our associates and teammates may have. We want to talk about those today.

Mr. Paul B. Murphy, Jr.:	It’s also critically important that we keep our customers at top-of-mind as we go through this process. Keep them well-informed and our associates. Those are our two primary constituents.

Mr. James D. Rollins, III:	I’ve known Paul for over 20 years. We go back quite a ways.

Mr. Paul B. Murphy, Jr.:	Yes, it’s been, uh, a nice professional friendship that we’ve developed over the years, and I just have a great deal of respect for Dan and his team.

Mr. James D. Rollins, III:
When we talk about our mission statements, while they may not read exactly the same, the meaning is exactly the same. It talks about taking care of the people that work with us. It talks about taking care of our communities. It talks about taking care of our customers. And we know we work for our shareholders.

Mr. Paul B. Murphy, Jr.:
Our industry, industry is changing, and banks are thinking differently about the future. How can we serve clients better? We can we spread the cost of technology and regulatory over a bigger base? And so this is just a solid move for both companies, uh, that provides more security for our bankers and our clients going forward.

Mr. James D. Rollins, III:	The banks complement each other in some great ways, so BancorpSouth has got a tremendous community bank model. We serve a lot of small communities across the southeast.

Mr. Paul B. Murphy, Jr.:
We’ve built out more of a middle market, uh, lending team. Geographically it’s very complementary. We’re in Georgia. We have the Atlanta market. And geographic expansion just means more opportunity for our bankers.

Mr. James D. Rollins, III:	Combined, we’ll be in four of the five fastest-growing MSAs in the country.

Mr. Paul B. Murphy, Jr.:
It’s going to be a powerhouse balance sheet, it’s going to be a great company, and it’ll be a place where I think people will really be able to commit, um, long-term to a career and, and have a lot of intellectual challenge and opportunity for growth.

Mr. James D. Rollins, III:
This means a lot for our teammates and associates. Paul, I know you and I care most about the people that work with us. And when we look at the company the size we’re going to be, the opportunity in front of us for career advancement is, is really impressive, and there’ll be many opportunities for our people.

Mr. Paul B. Murphy, Jr.:
I like the way Dan said that. But I, another point I think would be teammates could have some confidence in the future of the company. As you look around the industry, there’s, there’s more and more merger activity, and this brings an element of, of certainty. We’ll be able to spread the cost of technology over a bigger base, costs of regulatory over a bigger base. It just makes for a better company, a more secure place for our bankers to have a successful career.

Mr. James D. Rollins, III:	Our customers will see bigger opportunities, bigger product set, more opportunities for us to take care of their needs.

Mr. Paul B. Murphy, Jr.:	More branches, more technology. A bigger loan limit. There are just a lot of advantages from the combined company.

Mr. James D. Rollins, III:
Our teammates need to be focused on our customers. They need to be continuing to do the same thing they’ve always done. We’re dedicated to taking care of the communities and customers that we serve, and while this is a big announcement and there’s a lot of excitement around it, we need to do what we do best: take care of our customers.

Mr. James D. Rollins, III:
We’ve got some work to do to get ourselves combined. We’ve got some technology that we’ve got to put together. We’ve got some lot of decisions that’ll be in front of us, and we’re going to make those decisions as quickly as we can and make sure that we can report that back to you as quickly as we can.

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Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebanorporation.com/, under the heading “SEC Filings.”  BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence.  In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank.  STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence.  Such documents are not currently available.

Participants in Solicitation
BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction.  Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021.  Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021.  Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.